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                                                                Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Pediatrix Medical Group, Inc. on Forms S-8 (File Nos. 333-07057, 333-07061 and 333-07059) of our report dated January 27, 1997, except as to information presented in Note 14 for which the date is March 26, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pediatrix Medical Group, Inc. as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996, which report is included in this Annual Report on Form 10-K.



Fort Lauderdale, Florida
March 28, 1997



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